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                                                                    EXHIBIT 23.4

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Jitney-Jungle Stores of America, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Atlanta, Georgia
October 29, 1997